Exhibit 23.1

                            Ronald R. Chadwick, P.C.
                           Certified Public Accountant
                             2851 South Parker Road
                                    Suite 720
                             Aurora, Colorado 80014
                               Phone (303)306-1967
                                Fax (303)306-1944



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Paperworks, Inc. on Form S-1 of my Independent Auditor's Report, dated October 29, 2008 on the balance sheet of Paperworks, Inc. as at August 30, 2008, and the related statements of operations, cash flows, and stockholders' equity for the period from April 30, 2008 (inception) through August 30, 2008.

In addition, I consent to the reference to me under the heading "Experts and Legal Counsel" in the Registration Statement.


                                              RONALD R. CHADWICK, P.C.

Aurora, Colorado
December 4, 2008                              /s/ Ronald R. Chadwick, P.C.
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